Exhibit 1(B)



                    MORGAN STANLEY CASH FUND, INC.

                        ARTICLES OF AMENDMENT



            Morgan Stanley Cash Fund, Inc., a Maryland corporation

  having its principal business office at 32 South Street,

  Baltimore, Maryland 21201 (hereinafter called the "Corporation"),

  hereby certifies to the State Department of Assessments and

  Taxation of Maryland that:

            FIRST:  The Articles of Incorporation of the

  Corporation are hereby amended as follows:


            Article II of the Articles of Incorporation is amended and restated to read in full as follows:


                              ARTICLE II

                 The name of the Corporation is:  PCS
            Cash Fund, Inc.

            SECOND:  The Articles of Incorporation of the

  Corporation are hereby further amended as follows:

            Paragraph (1) of Article VI of the Articles of
       Incorporation is amended and restated to read in full as follows:


                              ARTICLE VI

            (1) The total number of shares of capital stock which the Corporation shall have the authority to issue is Ten Billion (10,000,000,000) shares, of the par value of 1 mil ($.001) per share and of the aggregate par value of Ten Million Dollars ($10,000,000.00), all of which shares are designated Common Stock. The number of shares of stock of each class is such number, if any, of shares of unissued stock as is classified or reclassified into such class by the Corporation's Board of Directors pursuant to the authority contained in Section 2-105 of the Maryland General Corporation Law (or any successor provision). Initially the shares of stock will be classified as follows: Class A Common Stock (PCS Money Market Portfolio), one billion
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       (1,000,000,000) shares; Class B Common Stock (PCS Tax-Free
       Money Market Portfolio), one billion (1,000,000,000) shares; and Class C Common Stock (PCS Government Obligations Money Market Portfolio), with the remaining shares as a single unnamed class, unless and until the Corporation's Board of Directors classifies unclassified stock into one or more classes which are in addition to classes, or after the Board has reclassified issued stock of one or more classes.
       Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the 1940 Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock, or the number of shares of capital stock of any class or series, that the Corporation has authority to issue.

            THIRD:  The sole director of the Corporation, by

  consent pursuant to Section 2-408(c) of the Maryland General

  Corporation Law, on April 1, 1989, duly adopted resolutions in which was set forth the foregoing amendments to the Articles of

  Incorporation, approving the said amendments to the Articles of

  Incorporation.

            FOURTH:  No stock entitled to vote on the foregoing

  amendments to the Articles of Incorporation was subscribed for at the time of the aforementioned approval.














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            IN WITNESS WHEREOF, the Corporation has caused these

  presents to be signed in its name and on its behalf by its

  President and attested by its Assistant Secretary on April 1,

  1989.



  {SEAL}                             MORGAN STANLEY CASH FUND, INC.



  Attest:/s/ Kathryn McKenna         By/s/ Warren J. Olsen
         Kathryn McKenna               Warren J. Olsen
         Assistant Secretary           President


            The undersigned, President of Morgan Stanley Cash Fund,

  Inc., who executed on behalf of said Corporation the foregoing

  Articles of Amendment, of which this certificate is made a part,

  hereby acknowledges, in the name and on behalf of said

  Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of

  perjury.





                                     /s/ Warren J. Olsen
                                     Warren J. Olsen
                                     President







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